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EX-99.B 4(xiii)

                            [METLIFE INVESTORS LOGO]
                   First MetLife Investors Insurance Company

                               One Madison Avenue
                            New York, New York 10010

SIMPLE INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

1.   PURPOSE

     This endorsement is attached to and made a part of your annuity contract. It is intended to conform the contract to the provisions of the Internal Revenue Code of 1986, as subsequently amended ("Code"), for a SIMPLE IRA. If there is a conflict between the terms of the contract and the terms of this endorsement, the endorsement controls.

2.   EXCLUSIVE BENEFIT

               This Contract is established for the exclusive benefit of you, the Owner or your beneficiaries. Your interest is nonforfeitable and the contract is nontransferable by you.

3.   CONTRIBUTIONS

     This SIMPLE IRA will accept only cash contributions made on behalf of a participant (you) pursuant to the terms of a SIMPLE IRA Plan described in
     Section 408(p) of the Code. A rollover contribution or a transfer of assets from another of your SIMPLE IRAs will also be accepted subject to the provisions of Section 6.

               In addition, participants who have attained age 50 before the end of the plan year and who have made the maximum allowable elective deferrals may make additional contributions as provided under section 414(v) of the Code and the regulations thereunder

     No other contributions will be accepted.

     If contributions made on your behalf pursuant to a SIMPLE IRA Plan maintained by your employer are received directly by us from the employer, we will provide the employer with the summary description required by
     Section 408(i)(2) of the Code.

               This Contract does not require fixed contributions . However, where otherwise permitted by law, We may at our option either accept additional contricutions or terminate the contract by payment in cash of the then present value of the paid up benefit if no contributions have been received for two full consecutive policy years and the paid up annuity benefit at maturity would be less than $20 per month

4.   REQUIRED DISTRIBUTIONS

     ALL DISTRIBUTIONS MADE HEREUNDER (INCLUDING FOR PURPOSES OF SECTION 4 AND
     5) SHALL BE MADE IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 401(a)(9) OF THE CODE, INCLUDING THE MINIMUM DISTRIBUTION INCIDENTAL BENEFIT REQUIREMENTS OF SECTION 401(a)(9)(g) OF THE CODE, AND THE REGULATIONS THEREUNDER.




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     Life expectancy is computed by use of the appropriate expected return multiples and tables as provided in Income Tax Regulations. Life expectancy for distributions under an annuity payment option may not be recalculated

          a) DISTRIBUTIONS UNDER THE ANNUITY PAYMENT OPTIONS IN THE CONTRACT MUST COMMENCE TO BE DISTRIBUTED, NO LATER THAN THE FIRST DAY OF APRIL FOLLOWING THE CALENDAR YEAR IN WHICH THE ANNUITANT ATTAINS AGE 70 1/2, OR A LATER DATE IF PERMITTED UNDER THE TAX LAW, (REQUIRED BEGINNING DATE), OVER (a) THE LIFE OF THE ANNUITANT, OR THE LIVES OF THE ANNUITANT AND HIS OR HER DESIGNATED BENEFICIARY WITHIN THE MEANING OF SECTION 401(a)(9), OR (b) A PERIOD CERTAIN NOT EXTENDING BEYOND THE LIFE EXPECTANCY OF THE ANNUITANT, OR THE JOINT AND LAST SURVIVOR EXPECTANCY OF THE ANNUITANT AND HIS OR HER DESIGNATED BENEFICIARY. PAYMENTS MUST BE MADE IN PERIODIC PAYMENTS AT INTERVALS OF NO LONGER THAN ONE YEAR. IN ADDITION, PAYMENTS MUST BE EITHER NON-INCREASING OR THEY MAY INCREASE ONLY AS PROVIDED IN THE INCOME TAX REGULATIONS.

          b) IF REQUIRED DISTRIBUTIONS ARE TO BE MADE IN A FORM OTHER THAN ONE OF THE ANNUITY PAYMENT OPTIONS AVAILABLE UNDER THE CONTRACT, THEN THE ENTIRE VALUE OF THE CONTRACT WILL COMMENCE TO BE DISTRIBUTED NO LATER THAN THE FIRST DAY OF APRIL FOLLOWING THE CALENDAR YEAR IN WHICH THE ANNUITANT ATTAINS AGE 70 1/2 (REQUIRED BEGINNING
               DATE), OVER A PERIOD CERTAIN NOT EXTENDING BEYOND THE DISTRIBUTION PERIOD PROVIDED IN THE INCOME TAX REGULATIONS (WHETHER OR NOT THERE IS A DESIGNATED BENEFICIARY UNDER THE CONTRACT).

                    i. THE AMOUNT TO BE DISTRIBUTED EACH YEAR, BEGINNING WITH THE FIRST CALENDAR YEAR FOR WHICH DISTRIBUTIONS ARE REQUIRED AND THEN FOR EACH SUCCEEDING CALENDAR YEAR, SHALL NOT BE LESS THAN THE QUOTIENT OBTAINED BY DIVIDING THE ANNUITANT'S BENEFIT ("ACCOUNT BALANCE") BY THE DISTRIBUTION PERIOD PROVIDED UNDER THE INCOME TAX REGULATIONS. DISTRIBUTIONS AFTER THE DEATH OF THE ANNUITANT SHALL BE DISTRIBUTED USING THE LIFE EXPECTANCY OF THE BENEFICIARY AS THE RELEVANT DIVISOR. IF THE DESIGNATED BENEFICIARY IS THE SURVIVING SPOUSE, THEN THE REMAINING LIFE EXPECTANCY SHALL BE RECOMPUTED EACH YEAR.

                    ii. IN THE CASE OF A SPOUSAL BENEFICIARY WHO IS MORE THAN 10 YEARS YOUNGER THAN THE ANNUITANT, THE REMAINING INTEREST SHALL BE DISTRIBUTED OVER A PERIOD NOT TO EXCEED THE JOINT AND LAST SURVIVOR LIFE EXPECTANCY OF THE ANNUITANT AND THE BENEFICIARY (FROM THE JOINT AND LAST SURVIVOR LIFE EXPECTANCY TABLE PROVIDED IN THE INCOME TAX REGULATIONS).

          c) An annuitant shall be permitted to withdraw the required distribution in any year from another SIMPLE individual retirement account or SIMPLE individual retirement annuity maintained for the benefit of the annuitant in accordance with federal income tax rules.

          d) The annuitant shall be responsible for determining whether the minimum distribution requirements are met.

5.   DISTRIBUTIONS AFTER THE ANNUITANT'S DEATH

          a) IF THE ANNUITANT DIES AFTER DISTRIBUTIONS HAVE BEGUN THE FOLLOWING RULES APPLY:




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                    i.   Where distributions have begun under a permissible
                         annuity payment option, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the annuitant's death

                    ii. If distributions have begun in a form other than a permissible annuity payment option, payments must be made over a period not extending beyond the remaining life expectancy of the designated beneficiary as provided in Income Tax Regulations (or over a period no longer than the remaining life expectancy of the annuitant in the year of death reduced by one each year thereafter, where there is no designated beneficiary). Payments must commence no later than December 31st of the calendar year following the calendar year of the annuitant's death

          b) IF THE ANNUITANT DIES BEFORE DISTRIBUTIONS HAVE BEGUN, THE ENTIRE AMOUNT PAYABLE TO THE BENEFICIARY WILL BE DISTRIBUTED NO LATER THAN DECEMBER 31 OF THE CALENDAR YEAR WHICH CONTAINS THE FIFTH ANNIVERSARY OF THE DATE OF THE ANNUITANT'S DEATH EXCEPT TO THE EXTENT THAT AN ELECTION IS MADE TO RECEIVE DISTRIBUTIONS IN ACCORDANCE WITH (i) OR (ii) BELOW:

                    i. If any portion of the Contract proceeds is payable to a designated beneficiary, distributions may be made in installments over the life or over a period not extending beyond the life expectancy of the designated beneficiary commencing no later than December 31 of the calendar year immediately following the calendar year in which the annuitant died;

                    ii. If the designated beneficiary is the annuitant's surviving spouse, and benefits are to be distributed in accordance with (a) above, distributions must begin on or before the later of (a) December 31 of the calendar year immediately following the calendar year in which the annuitant died or (b) December 31 of the calendar year in which the annuitant would have attained age 70 1/2.

          c)   Special Rules for Distributions After the Annuitant's Death

                    i. If the designated beneficiary is the annuitant's surviving spouse, the spouse may instead of receiving distributions under this section 5, treat the Contract as his or her own SIMPLE IRA. This election will be deemed to have been made if such surviving spouse fails to elect any of the above provisions, makes a rollover to or from such Contract, makes a rollover to the Contract from another SIMPLE IRA of such surviving spouse, or if an employer of such surviving spouse makes a contribution to such Contract under a SIMPLE IRA Plan maintained by such employer.

                    ii. For purposes of distributions beginning after the annuitant's death, the life expectancy of the surviving spouse shall be recalculated each year (except as provided under Income Tax Regulations after the death of the surviving spouse). In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. Life expectancy for distributions under an annuity payment option available under the Contract may not be recalculated.

                    iii. Distributions are considered to have begun if
                         distributions are made on account of the individual reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an individual over a period permitted and in an annuity form acceptable under the Code or Income Tax Regulations..




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                    iv.  The designated beneficiary may continue the Contract in your name during the period that distributions are being made under section 5(a) & (b). Your beneficiary may not make additional contributions but may make transfers or withdrawals, to the extent otherwise permitted under this Contract after your death.

6.   TRANSFERS AND ROLLOVERS

     PRIOR TO THE EXPIRATION OF THE 2-YEAR PERIOD BEGINNING ON THE DATE YOU FIRST PARTICIPATED IN ANY SIMPLE IRA PLAN MAINTAINED BY YOUR EMPLOYER, ANY ROLLOVER OR TRANSFER BY YOU OF FUNDS FROM THIS SIMPLE IRA MUST BE MADE TO ANOTHER OF YOUR SIMPLE IRAS. ANY DISTRIBUTION OF FUNDS TO YOU DURING THIS 2-YEAR PERIOD MAY BE SUBJECT TO A 25-PERCENT ADDITIONAL TAX IF YOU DO NOT ROLL OVER THE AMOUNT DISTRIBUTED INTO A SIMPLE IRA. AFTER THE EXPIRATION OF THIS 2-YEAR PERIOD, YOU MAY ROLL OVER OR TRANSFER FUNDS TO ANY OF YOUR IRAS THAT ARE QUALIFIED UNDER SECTION 408(a), (b), OR (p) OF THE CODE.

7.   NO DESIGNATED FINANCIAL INSTITUTION

     THE CONTRACT MAY NOT BE USED BY A TRUSTEE, CUSTODIAN OR ISSUER THAT IS A DESIGNATED FINANCIAL INSTITUTION WITHIN THE MEANING OF SECTION 408(p)(7) OF THE CODE.

8.   ANNUAL REPORTS

     The Company will furnish annual calendar year reports concerning the status of this Contract.

9.   AMENDMENTS

     In order to continue to qualify this Contract under Section 408(p) of the Code, the Company can amend this Endorsement to reflect changes in the provisions of the Code and related regulations by sending an amendment to the Owner.




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All other terms and conditions of the Contract remain unchanged.

First MetLife Investors Insurance Company has caused this Endorsement to be signed by its President and Secretary.


  /S/ signature                           /S/ signature
  ----------------------- Secretary       --------------------- President